Exhibit 10.11

REIS, INC.

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (“Award Agreement”) is made and entered into effective [DATE] (the “Date of Grant”) by and between Reis, Inc., a Maryland corporation (the “Company”), and [NAME] (“Director”).

SECTION I

BACKGROUND

A. The Board of Directors of the Company (the “Board”) has adopted the Amended and Restated Reis, Inc. 2011 Omnibus Incentive Plan (the “Plan”) pursuant to which restricted stock units may be granted by the Compensation Committee of the Board (the “Committee”).

B. The Committee has adopted resolutions to grant restricted stock awards, quarterly in arrears, to non-employee directors.

C. The Director is a member of the Board but is not an employee of the Company.

D. The Company desires to grant to the Director restricted stock units in accordance with the Committee’s resolutions and the Plan.

E. Pursuant to the Plan, the Company and the Director agree to the terms and conditions set forth below.

SECTION II

AGREEMENT

1. Grant of Units. Pursuant to action taken by the Committee, as of the Date of Grant the Company grants to the Director [                                ] (            ) restricted stock units (the “Units”), with each Unit representing the right to receive one (1) share of the Company’s common stock, $0.02 par value per share (“Share”), subject to the terms, conditions, and adjustments set forth in this Award Agreement. The Units are granted pursuant to, and are subject to the terms and conditions of the Plan, the terms, conditions and definitions of which are hereby incorporated herein as though set forth at length, and the receipt a copy of which the Director hereby acknowledges by his signature below. Terms used herein and defined in the Plan shall have the meanings set forth in the Plan unless otherwise defined herein.

2. Vesting. The Units granted hereunder are vested in full.

3. Payment of Award In Shares. Subject to early termination of this Award Agreement pursuant to Section 6 below, on the date following the six month anniversary of the date the Director no longer serves for any reason as a member of the Board, the Company will transfer to the Director one Share for each Unit in which the Director is vested.

4. Dividend Equivalents. In addition to the delivery of Shares under Section 3 above, the Company shall pay to the Director dividend equivalents as follows: for each Unit awarded hereunder to Director, the Company shall make a cash payment equal to the amount of cash dividends actually paid by the Company with respect to an issued and outstanding Share. Such dividend equivalents shall be paid to Director at the same time as dividends are actually paid by the Company with respect to issued and outstanding Company Shares.

5. Voting Rights. Units have no voting rights and the Director shall have no voting rights with respect to the Shares to be delivered with respect to the Units awarded hereunder prior to delivery thereof.

6. Change in Control. Notwithstanding anything herein to the contrary, in the event a Change in Control (as defined in the Plan) occurs while the Director is a member of the Board, the Company shall transfer to the Director the number of Shares representing the number of Units awarded hereunder. Such transfer shall be made immediately prior to such Change in Control.

7. Securities Law Requirements. The Company shall not be required to issue its Shares pursuant to this Award Agreement unless and until (a) such Shares have been duly listed upon each stock exchange on which the Company’s common stock is then registered, (b) a registration statement under the Securities Act of 1933 with respect to such Shares is then effective, and (c) such issuance is not prohibited under the rules of the Securities Act of 1933.

8. Non-Transferability. No rights under this Award Agreement may be assigned, transferred, or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance, except as herein authorized, will be void and of no effect.

9. Tax Withholding and Reporting. The Company shall have the right to withhold from amounts otherwise payable to the Director such withholding taxes as may be required by law, or to otherwise require the Director to pay such withholding taxes. The Company shall file all required tax information returns in respect of payments hereunder.

10. Choice of Law. This Award Agreement will be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Award Agreement to another jurisdiction.

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An authorized representative of the Company has signed this Award Agreement, and the Director has signed this Award Agreement to evidence the Director’s acceptance of the award on the terms specified in this Award Agreement, all as of the Date of Grant.

REIS, INC.

By:
Name:
Title:

DIRECTOR:

Name: [ ]

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